EX-99.906CERT






                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



JEFFREY L. STEELE, President and PEO, and Howard L. Kitzmiller, Senior Vice President, Secretary and Treasurer of Washington Mutual Investors Fund, Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

1) The Registrant's periodic report on Form N-CSR for the period ended April 30, 2004 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                  Chief Financial Officer

WASHINGTON MUTUAL                        WASHINGTON MUTUAL
INVESTORS FUND, INC.                     INVESTORS FUND, INC.

/S/ Jeffrey L. Steele                    /S/ Howard L. Kitzmiller
    President                                Senior Vice President, Secretary
                                             and Treasurer


Date:  July 6, 2004                          Date: July 6, 2004


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to WASHINGTON MUTUAL INVESTORS FUND, INC. and will be retained by WASHINGTON MUTUAL INVESTORS FUND, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.